DEFERRED COMPENSATION PLAN
                                FOR DIRECTORS OF
                              GEORGIA POWER COMPANY

                Amended and Restated Effective February 21, 2001


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                                    SECTION 1

                                   Definitions

         1.1 "Beneficial Ownership" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

         1.2 "Board" or "Board of Directors" means the Board of Directors of the Company.

         1.3 "Business Combination" means a reorganization, merger or consolidation or sale of Southern, or a sale of all or substantially all of Southern's assets.

         1.4 "Cash Compensation" means the annual retainer fees and meeting fees payable to a Director in cash.

         1.5 "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         1.6 "Committee" means the Compensation and Executive Committees of the Board, or such other committee as may be designated by the Board to be responsible for administering the Plan.

         1.7 "Common Stock" means the common stock of Southern, including any shares into which it may be split, subdivided, or combined.

         1.8 "Company" means the Georgia Power Company, or any successor thereto.

         1.9 "Company Change in Control" means the following:

                  (a) The Consummation of an acquisition by any Person of Beneficial Ownership of 50% or more of the combined voting power of the then outstanding Voting Securities of the Company; provided, however, that for purposes of this Section 1.9, any acquisition by an Employee, or Group composed entirely of Employees, any qualified pension plan, any publicly held mutual fund or any employee benefit plan (or related trust) sponsored or maintained by Southern or any corporation Controlled by Southern shall not constitute a Change in Control;

                  (b) Consummation of a reorganization, merger or consolidation of the Company (a "Company Business Combination"), in each case, unless, following such Company Business Combination, Southern Controls the corporation surviving or resulting from such Company Business Combination; or

                  (c) Consummation of the sale or other disposition of all or substantially all of the assets of the Company to an entity which Southern does not Control.

         1.10 "Compensation Payment Date" means the date on which compensation, including cash retainer, meeting fees, and the Stock Retainer, is payable to a Director or compensation would otherwise be payable to a Director if an election to defer such compensation had not been made.

         1.11 "Consummation" means the completion of the final act necessary to complete a transaction as a matter of law, including, but not limited to, any required approvals by the corporation's shareholders and board of directors, the transfer of legal and beneficial title to securities or assets and the final approval of the transaction by any applicable domestic or foreign governments or agencies.

         1.12 "Control" means, in the case of a corporation, Beneficial Ownership of more than 50% of the combined voting power of the corporation's Voting Securities, or in the case of any other entity, Beneficial Ownership of more than 50% of such entity's voting equity interests.

         1.13 "Deferred Cash Trust" means the Deferred Cash Compensation Trust for Directors of The Southern Company and its Subsidiaries.

         1.14 "Deferred Compensation Account" means the Prime Rate Investment Account, the Phantom Stock Investment Account, the Deferred Stock Account, and/or the Subsidiary Company Investment Account.

         1.15 "Deferred Pension Election" means the election by a Director under
Section 5.3 in connection with the deferral of receipt of the Director's Pension Benefit until termination from the Board.

         1.16 "Deferred Stock Account" means the bookkeeping account established under Section 6.3 on behalf of a Director and includes shares of Common Stock credited thereto to reflect the reinvestment of dividends pursuant to Section 6.3(a)(iii).

         1.17 "Deferred Stock Trust" means the Deferred Stock Trust for Directors of The Southern Company and its Subsidiaries.

         1.18 "Director" means a member of the Board.

         1.19 "Distribution Election" means the designation by a Director of the manner of distribution of the amounts and quantities held in the Director's Deferred Compensation Accounts upon the director's termination from the Board pursuant to Section 5.4.

         1.20     "Effective Date" means February 19, 2001.

         1.21 "Employee" means an employee of Southern or any of its subsidiaries that are "employing companies" as defined in the Southern Company Deferred Compensation Plan as amended and restated January 1, 2000, and as may be amended from time to time.

         1.22 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.23 "Group" has the meaning set forth in Section 14(d) of the Exchange Act.

         1.24 "Incumbent Board" means those individuals who constitute the Southern board of directors as of October 19, 1998, plus any individual who shall become a director subsequent to such date whose election or nomination for election by Southern's shareholders was approved by a vote of at least 75% of the directors then comprising the Incumbent Board. Notwithstanding the foregoing, no individual who shall become a director of the Southern board of directors subsequent to October 19, 1998, whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the regulations promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Southern board of directors shall be a member of the Incumbent Board.

         1.25 "Market Value" means the average of the high and low prices of the Common Stock, as published in the Wall Street Journal in its report of New York Stock Exchange composite transactions, on the date such Market Value is to be determined, as specified herein (or the average of the high and low sale prices on the trading day immediately preceding such date if the Common Stock is not traded on the New York Stock Exchange on such date).

         1.26 "Participant" means a Director or former Director who has an unpaid Deferred Compensation Account balance under the Plan.

         1.27 "Participating Companies" means those companies whose boards of directors have authorized the establishment of trust(s) for the funding of their respective directors' Deferred Compensation Accounts under their respective Deferred Compensation Plans for Directors, including the Company.

         1.28 "Pension Benefit" means the U.S. dollar amount of the actuarially-determined present value of benefits based on a Director's expected service at the required retirement date under The Southern Company Outside Directors Pension Plan, as calculated as of the Termination Date, plus accrued earnings on such amount calculated as if invested at the Wachovia Bank of Georgia Prime Interest Rate from the Termination Date, until such amount is invested in Deferred Compensation Accounts pursuant to the provisions of Section 5.3.

         1.29 "Pension Benefit Investment Date" means the date to be determined by the Committee, as of which the Director's Pension Benefit will be credited to a Deferred Compensation Account in accordance with the director's Deferred Pension Election under Section 5.3.

         1.30 "Phantom Stock Investment Account" means the bookkeeping account established pursuant to Section 6.2 in which a Director may elect to defer Cash Compensation or make investments, and includes amounts credited thereto to reflect the reinvestment of dividends.

         1.31 "Plan" means the Deferred Compensation Plan for Directors of Georgia Power Company as from time to time in effect.

         1.32 "Plan Period" means the period designated in Section 4.

         1.33 "Person" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

         1.34 "Preliminary Change in Control" means the occurrence of any of the following as determined by the Southern Committee:

                  (a) Southern or the Company has entered into a written agreement, such as, but not limited to, a letter of intent, which, if Consummated, would result in a Southern Change in Control or a Company Change in Control, as the case may be;

                  (b) Southern, the Company or any Person publicly announces an intention to take or to consider taking actions which, if Consummated, would result in a Southern Change in Control or a Company Change in Control under circumstances where the Consummation of the announced action or intended action is legally and financially possible;

                  (c) Any Person becomes the Beneficial Owner of fifteen percent (15%) or more of the Common Stock; or

                  (d) The Southern board of directors or the board of directors of the Company has declared that a Preliminary Change in Control has occurred.

         1.35 "Prime Interest Rate" means the prime rate of interest as listed with the Wachovia Bank of Georgia, or its successor on the 1st day of each quarter.

         1.36 "Prime Rate Investment Account" means the bookkeeping account established pursuant to Section 6.1 in which a Director may elect to defer Cash Compensation or make investments, the investment return on which is computed at the Prime Interest Rate.

         1.37 "Southern" means The Southern Company.

         1.38 "Southern Change in Control" means any of the following:

                  (a) The Consummation of an acquisition by any Person of Beneficial Ownership of 20% or more of Southern's Voting Securities; provided, however, that for purposes of this subsection (a), the following acquisitions of Southern's Voting Securities shall not constitute a Change in Control:

                           (i)      any acquisition directly from Southern,

                           (ii)     any acquisition by Southern,

                           (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Southern or any corporation controlled by Southern,

                           (iv) any acquisition by a qualified pension plan or publicly held mutual fund,

                           (v) any acquisition by an Employee or Group composed exclusively of Employees, or

                           (vi) any Business Combination which would not otherwise constitute a Change in Control because of the application of clauses (i),
                                    (ii) and (iii) of Section 1.37(c);

                  (b) A change in the composition of Southern's board of directors whereby individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of Southern's board of directors; or

                  (c) Consummation of a Business Combination, unless, following such Business Combination, all of the following three conditions are met:

                           (i) all or substantially all of the individuals and entities who held Beneficial Ownership, respectively, of Southern's Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 65% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of Southern's Voting Securities or all or substantially all of Southern's assets) (such surviving or resulting corporation to be referred to as "Surviving Company"), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Southern's Voting Securities;

                           (ii) no Person (excluding any corporation resulting from such Business Combination, any qualified pension plan, publicly held mutual fund, Group composed exclusively of employees or employee benefit plan (or related trust) of Southern, its subsidiaries, or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 20% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed prior to the Business Combination; and

                           (iii) at least a majority of the members of the board of directors of Surviving Company were members of the Incumbent Board at the earlier of the date of execution of the initial agreement, or of the action of the Southern board of directors, providing for such Business Combination.

         1.39 "Southern Committee" means Chairman of the Southern board of directors, Chief Financial Officer of Southern, General Counsel of Southern, and the Chairman of the "Administrative Committee", as defined in Section 3.1 of the Southern Company Deferred Compensation Plan, as restated and amended effective January 1, 2000, and as may be amended from time to time.

         1.40 "Stock Retainer" means the annual Board retainer fee that is paid to the Director in the form of Common Stock.

         1.41 "Subsidiary Company Investment Account" means the bookkeeping account(s) established pursuant to section 6.4 on behalf of a Director that is credited with shares of stock, other than Common Stock, distributed to holders of record of Common Stock on account of a spin-off of a Southern Company subsidiary.

         1.42 "Termination Date" means January 1, 1997, the date as of which The Southern Company Outside Directors Pension Plan was effectively terminated.

         1.43 "Transferred Amount" means an amount equal to the value of a Director's accounts under the applicable deferred compensation plan for directors of The Southern Company or one of its subsidiaries or affiliates, which has been transferred to the Plan in connection with the Director's transfer from the board of directors of The Southern Company or one of its subsidiaries or affiliates to the Board.

         1.44 "Transferred Amount Investment Date" means the date as of which a Director's Transferred Amount will be credited to a Deferred Compensation Account in accordance with Section 5.4.

         1.45 "Trust Administrator" means the individual or committee that is established in the Deferred Stock Trust and the Deferred Cash Trust, to administer such trusts on behalf of the Participating Companies.

         1.46 "Voting Securities" means the outstanding voting securities of a corporation entitling the holder thereof to vote generally in the election of such corporation's directors.

         Where the context requires, words in the masculine gender shall include the feminine gender, words in the singular shall include the plural, and words in the plural shall include the singular.

                                    SECTION 2

                                     Purpose

         The Plan provides a method of deferring payment to a Director of his compensation until a date following the termination of his membership on the Board.

                                    SECTION 3

                                   Eligibility

         An individual who serves as a Director and is not otherwise actively employed by the Company or any of its subsidiaries or affiliates is eligible to participate in the Plan.

                                    SECTION 4

                                  Plan Periods

         Except as pertains to a Director's initial Plan Period, all Plan Periods shall be on a calendar year basis. The initial Plan Period applicable to any person elected to the Board who was not a Director on the preceding December 31, shall begin on the first day of such Director's membership on the Board. Except as otherwise provided herein, the terms of the Plan in effect prior to the Effective Date of this Plan shall continue to be applicable to deferrals made pursuant to the Plan prior to February 21, 2001.

                                    SECTION 5

                                    Elections

         5.1      Cash Compensation

                  (a) Prior to the beginning of a Plan Period, a Director may direct that payment of all or any portion of Cash Compensation that otherwise would be paid to the Director for the Plan Period, be deferred in amounts as designated by the Director, and credited to (i) a Prime Rate Investment Account, (ii) a Phantom Stock Investment Account, or, effective with compensation payable on or after January 1, 2001, (iii) a Deferred Stock Account. Upon the Director's termination from the Board of Directors, such deferred compensation and accumulated investment return held in the Director's Deferred Compensation Accounts shall be distributed to the Director in accordance with the Director's Distribution Election and the provisions of Section 7.

                  (b) An election to defer Cash Compensation is irrevocable. Such an election shall continue from Plan Period to Plan Period unless the Director changes his election to defer cash compensation payable in a future Plan Period prior to the beginning of such future Plan Period. The new deferral election should not affect amounts previously deferred.

                  (c) Cash Compensation deferred under this Section 5.1 shall be invested in Deferred Compensation Accounts as directed by the Director on the Compensation Payment Date.

         5.2      Stock Retainer

                  (a) Prior to the beginning of a Plan Period, a Director may direct that payment of all or none of the Stock Retainer that otherwise would be paid to the Director for the Plan Period, be deferred by the Directors, and credited to his Deferred Stock Account, such deferred compensation and accumulated investment return held in the Director's Deferred Stock Account shall be distributed to the Director in accordance with the Director's Distribution Election and the provisions of Section 7.

                  (b) An election to defer the Stock Retainer is irrevocable. Such an election shall continue from Plan Period to Plan Period unless the Director changes his election to defer Stock Retainer paid in a future Plan Period prior to the beginning of such future Plan Period. The new deferral election should not affect amounts previously deferred.

                  (c) Stock Retainer deferred under this Section 5.2 shall be invested in Deferred Stock Account as directed by the Director on the Compensation Payment Date.

         5.3      Deferred Pension Election

         Any Director, who had a Pension Benefit as of the Termination Date, made a single one-time election, to credit all of his Pension Benefit into (i) a Prime Rate Investment Account or (ii) a Phantom Stock Investment Account. Upon the Director's termination from the Board, such Pension Benefit and accumulated investment return held in the Director's Deferred Compensation Accounts shall be distributed to the Director in accordance with the Director's Distribution Election made in accordance with Section 5.4(b) and the provisions of Section 7.

         5.4      Distribution Election

                  (a) Except as set forth in Section 5.4(b) and (c), prior to the initial establishment of a Deferred Compensation Account for a Director, the Director must elect, in writing, that upon termination from the Board of Directors the values and quantities held in the Directors Deferred Compensation Accounts be distributed to the Director, pursuant to the provisions of Section 7, in a lump sum or in a series of annual installments not to exceed ten (10). The time for the commencement of distribution shall not be later than the first day of the month coinciding with or next following the second anniversary of termination of Board membership.

                  (b) Any Director who made a Deferred Pension Election in accordance with Section 5.3 made a Distribution Election at the time the Deferred Pension Election was made, attributable to the Pension Benefit and any accumulated investment return.

                  (c) In the event a Director terminates from the Board with Deferred Compensation Accounts established under
                           Section 6.5, the Transferred Amounts and accumulated investment return held in such Accounts shall be distributed to the Director in accordance with the Director's distribution election in effect under the applicable deferred compensation plan for directors of The Southern Company or one of its subsidiaries or affiliates on the date the Director is transferred to the Board and the provisions of Section 7, unless such election is changed pursuant to Section 5.4(d).

                  (d)      Distribution Elections made under Sections 5.4 (a),
                           (b) and (c) are irrevocable except that a Director may amend any of the Distribution Elections then in effect not prior to the 390th day or later than the 360th day prior to his termination of Board membership with approval of the Compensation committee on a form prescribed by the Compensation committee and delivered to the Secretary or Assistant Secretary.

         5.5      Beneficiary Designation

         A Director or former Director may designate a beneficiary to receive distributions from the Plan in accordance with the provisions of Section 7 upon the death of the director. The beneficiary designation may be changed by a Director or former Director at any time, and without the consent of the prior beneficiary.

         5.6      Form of Election

         All elections pursuant to the provisions of this Section 5 of the Plan shall be made in writing to the Secretary or Assistant Secretary of the Company on a form or forms available upon request of the Secretary or Assistant Secretary.

                                    SECTION 6

                                    Accounts

         6.1      Prime Rate Investment Account

         A Prime Rate Investment Account shall be established for each Director electing deferral of Cash Compensation for investment at the Prime Interest Rate. The amount directed by the Director to such account shall be credited to it as of the Pension Benefit Investment Date, Compensation Payment Date, or Transferred Amount Investment Date, as applicable, and credited thereafter with interest computed using the Prime Interest Rate. Interest shall be computed from the date such compensation is credited to the account and compounded quarterly at the end of each calendar quarter. The Prime Interest Rate in effect on the first day of a calendar quarter shall be deemed the Prime Interest Rate in effect for that entire quarter. Interest shall accrue and compound on any balance until the amount credited to the account is fully distributed.

         6.2      Phantom Stock Investment Account

         The Phantom Stock Investment Account established for each Director electing deferral of Cash Compensation for investment at the Common Stock investment rate shall be credited with the number of shares (including fractional shares rounded to the nearest ten-thousandth) of Common Stock which could have been purchased on the Pension Benefit Investment Date, the Compensation Payment Date, or Transferred Amount Investment Date, as applicable, as determined by dividing the applicable compensation by the Market Value on such date. On the date of the payment of dividends on the Common Stock, the Director's Phantom Stock Investment Account shall be credited with additional shares (including fractional shares rounded to the nearest ten-thousandth) of Common Stock, as follows:

                  (a) In the case of cash dividends, such additional shares as would have been purchased as of the Common Stock dividend record date as if the credited shares had been outstanding on such date and dividends reinvested thereon under the Southern Investment Plan;

                  (b) In the case of dividends payable in property other than cash or Common Stock, such additional shares as could be purchased at the Market Value as of the date of payment with the fair market value of the property which would have been payable if the credited shares had been outstanding; and

                  (c) In the case of dividends payable in Common Stock, such additional shares as would have been payable on the credited shares as if they had been outstanding.

         6.3      Deferred Stock Account

                  (a)      A Director's Deferred Stock Account will be credited:

                           (i) with the number of shares of Common Stock (rounded to the nearest ten thousandth of a share) determined by dividing the amount of Cash Compensation subject to deferral or investment in the Deferred Stock Account by the average price paid by the Trustee of the Deferred Stock Trust for shares of Common Stock with respect to the Pension Benefit Investment Date or the Compensation Payment Date, as applicable, as reported by the Trustee, or, if the Trustee shall not at such time purchase any shares of Common Stock, by the Market Value on such date;

                           (ii) as of the date on which Stock Retainer is paid, the shares of Common Stock payable to the Director as his Stock Retainer; and

                           (iii) as of each date on which dividends are paid on the Common Stock, with the number of shares of Common Stock (rounded to the nearest ten thousandth of a share) determined by multiplying the number of shares of Common Stock credited in the Director's Deferred Stock Account on the dividend record date, by the dividend rate per share of Common Stock, and dividing the product by the price per share of Common Stock attributable to the reinvestment of dividends on the shares of Common Stock held in the Deferred Stock Trust on the applicable dividend payment date or, if the Trustee of the Deferred Stock Trust has not reinvested in shares of Common Stock on the applicable dividend reinvestment date, the product shall be divided by the Market Value on the dividend payment date.

                  (b) If Southern enters into transactions involving stock splits, stock dividends, reverse splits or any other recapitalization transactions, the number of shares of Common Stock credited to a Director's Deferred Stock Account will be adjusted (rounded to the nearest ten thousandth of a share) so that the Director's Deferred Stock Account reflects the same equity percentage interest in Southern after the recapitalization as was the case before such transaction.

                  (c) If at least a majority of Southern's stock is sold or exchanged by its shareholders pursuant to an integrated plan for cash or property (including stock of another corporation) or if substantially all of the assets of Southern are disposed of and, as a consequence thereof, cash or property is distributed to Southern's shareholders, each Director's Deferred Stock Account will, to the extent not already so credited under this Section 6.3, be (i) credited with the amount of cash or property receivable by a Southern shareholder directly holding the same number of shares of Common Stock as is credited to such Director's Deferred Stock Account and (ii) debited by that number of shares of Common Stock surrendered by such equivalent Southern shareholder.

                  (d) Each Director who has a Deferred Stock Account also shall be entitled to provide directions to the Trust Administrator to cause such committee to similarly direct the Trustee of the Deferred Stock Trust to vote, on any matter presented for a vote to the shareholders of Southern, that number of shares of Common Stock held by the Deferred Stock Trust equivalent to the number of shares of Common Stock credited to the Director's Deferred Stock Account. Such committee shall arrange for distribution to all Directors in a timely manner of all communications directed generally to the Southern shareholders as to which their votes are solicited.

         6.4      Subsidiary Company Investment Account

                  (a) A Director's Subsidiary Company Investment Account will be credited as of the date on which a distribution is paid to the Company's common stockholders in stock other than Common Stock with the number of shares of the other corporation's stock receivable by a Southern stockholder directly holding the same number of shares of Common Stock as is credited to such Director's Deferred Stock Account.

                  (b) Each Director who has a Subsidiary Company Investment Account also shall be entitled to provide directions to the Trust Administrator to similarly direct the Trustee of the Deferred Stock Trust to vote on any matter presented for a vote to the applicable corporation's shareholders, that number of shares of the applicable corporation's common stock held by the Deferred Stock Trust equivalent to the number of shares credited to the Director's Subsidiary Company Investment Account. The Trust Administrator shall arrange for distribution to all Directors in a timely manner of all communications directed generally to the applicable corporation's shareholders as to which their votes are solicited.

         6.5      Transferred Amounts

                  (a) As soon as administratively practicable, the Company shall establish for a Director transferring to the Board from the board of directors of The Southern Company or any of its subsidiaries or affiliates such Deferred Compensation Accounts as are necessary to implement Section 6.5(b).

                  (b) Any Transferred Amounts will be credited to the Deferred Compensation Account(s) established that are comparable to the deferred compensation accounts to which such amounts were credited under the applicable deferred compensation plan for directors of The Southern Company or one of its subsidiaries or affiliates, as soon as administratively practicable following the date the Transferred Amounts are transferred to the Plan. Thereafter, the Transferred Amounts shall be credited with investment returns as applicable under this Section 6 of the Plan.

                                    SECTION 7

                                  Distributions

         7.1 Upon the termination of a Director's membership on the Board the amount credited to a Director's Deferred Compensation Accounts will be paid to the Director or his beneficiary, as applicable, in the following manner:

                  (a) the amount credited to a Director's Prime Rate Investment Account and Phantom Stock Investment Account shall be paid in cash;

                  (b) the amount credited to a Director's Deferred Stock Account shall, except as otherwise provided in
                           Section 6.3 and Section 9.5, or to the extent the Company is otherwise, in the reasonable judgment of the Committee, precluded from doing so, be paid in shares of Common Stock (with any fractional share interest therein paid in cash to the extent of the then Market Value thereof); and

                  (c) the amount credited to a Subsidiary Company Investment Account shall, except as otherwise provided in section 9.5, be paid from the assets in the Deferred Stock Trust in shares of the applicable corporation, however if there is not a sufficient number of shares held in the Trust, the remainder shall be paid in cash based upon the average of the high and low price of the stock as reported in the Wall Street Journal on the business day immediately proceeding the distribution date.

                           Such payments shall be from the general assets of the Company (including the Deferred Cash Trust and the Deferred Stock Trust) in accordance with this Section 7.

         Notwithstanding the foregoing, in the event the Company enters into an agreement described in Section 7.3 with respect to a Director prior to the Director's termination of membership, the Company shall have no obligation to make distributions to the Director under this Section 7.1 in connection with such Director's termination of membership on the Board.

         7.2 Unless other arrangements are specified by the Committee on a uniform and nondiscriminatory basis, deferred amounts shall be paid in the form of (i) a lump sum payment, or (ii) in approximately equal annual installments, as elected by the Director pursuant to the provisions of Section 5.4. Such payments shall be made (or shall commence) as soon as practicable following the termination of Board membership or, if so elected in the Distribution Election, up to twenty-four (24) months following such termination.

         In the event a Director elected to receive the balance of his Deferred Compensation Accounts in a lump sum, distribution shall be made on the first day of the month selected by the Director on his Distribution Election, or as soon as reasonably possible thereafter. If the Director elected to receive annual installments, the first payment shall be made on the first day of the month selected by a Director, or as soon as reasonably possible thereafter, and shall be equal to the balance in the Director's Deferred Compensation Accounts on such date divided by the number of annual installment payments. Each subsequent annual payment shall be an amount equal to the balance in the Director's Deferred Compensation Accounts on the date of payment divided by the number of remaining annual payments and shall be paid on the anniversary of the preceding date of payment. The Market Value of any shares of Common Stock credited to a Director's Phantom Stock Investment Account shall be determined as of the twenty-fifth (25th) day of the month immediately preceding the date of any lump sum or installment distribution.

         Upon the death of a Director, or a former Director prior to the payment of all amounts credited to the Director's Deferred Compensation Accounts, the unpaid balance shall be paid in the sole discretion of the Committee (i) in a lump sum to the designated beneficiary of such Director or former Director within thirty (30) days of the date of death (or as soon as reasonably possible thereafter) or (ii) in accordance with the Distribution Election made by such Director or former Director. In the event a beneficiary designation has not been made, or the designated beneficiary is deceased or cannot be located, payment shall be made to the estate of the Director or former Director. The Market Value of any shares of Common Stock credited to a Director's Phantom Stock Investment Account shall be determined as of the twenty-fifth (25th) day of the month immediately preceding the date of any lump sum or installment distribution.

         7.3 If the Company enters into a written agreement with a parent or affiliate of the Company under which the parent or affiliate assumes liability for a Director's benefits accrued under the Plan in connection with, but prior to, such Director's termination of membership on the Board and the Director either has been or will be elected to the Board of Directors of such parent or affiliate of the Company, the value of the Director's benefits which have accrued under the Plan as of the date the Director terminates from the Board shall be transferred from the Company to the parent or affiliate of the Company, and the Company shall have no further obligation to make any distributions to the Director under Section 7.1 or any other section herein.

                                    SECTION 8

                 Change in Control and Other Special Provisions

         8.1 Notwithstanding any other terms of the Plan to the contrary, following a Southern Change in Control or a Company Change in Control, the provisions of this Section 8 shall apply to the payment of benefits under the Plan with respect to any Director who is a Participant on such date.

         8.2 The Deferred Cash Trust and the Deferred Stock Trust (collectively "Trusts") have been established to hold assets of the Participating Companies under certain circumstances as a reserve for the discharge of the Company's obligations under the Plan. In the event of a Preliminary Change in Control of Southern or the Company, the Company shall be obligated to immediately contribute such amounts to the Trusts as may be necessary to fully fund all benefits payable under the Plan in accordance with the procedures set forth in
Section 8.3 hereof. In addition, in order to provide the added protections for certain individuals in accordance with Paragraph 7(c) of the Trust, the Company may fund the Trusts prior to a Preliminary Change in Control of Southern or the Company in accordance with the terms of the Trusts. All assets held in the Trusts remain subject only to the claims of the Participating Companies' general creditors whose claims against the Participating Companies are not satisfied because of the Participating Companies' bankruptcy or insolvency (as those terms are defined in the Trust). No Participant has any preferred claim on, or beneficial ownership interest in, any assets of the Trusts before the assets are paid to the Participant and all rights created under the Trusts, as under the Plan, are unsecured contractual claims of the Participant against the Company.

         8.3 As soon as practicable following either a Preliminary Change in Control of Southern or of the Company, the Company shall contribute an amount based upon the funding strategy adopted by the Trust Administrator necessary to fulfill the Company's obligations pursuant to this Section 8. In the event of a dispute over such actuary's determination, the Company and any complaining Participant(s) shall refer such dispute to an independent, third party actuarial consultant, chosen by the Company and such Participant. If the Company and the Participant cannot agree on an independent, third party actuarial consultant, the actuarial consultant shall be chosen by lot from an equal number of actuaries submitted by the Company and the applicable Trustee. Any such referral shall only occur once in total and the determination by the third-party actuarial consultant shall be final and binding upon both parties. The Company shall be responsible for all of the fees and expenses of the independent actuarial consultant.

         8.4 In the event of a Southern Change in Control or a Company Change in Control, notwithstanding anything to the contrary in the Plan, upon termination as a Director, that amount in the Deferred Compensation Plan Account(s) of a Participant who was a Director determined as of such Change in Control shall be paid out in a lump sum if such Participant makes an election pursuant to procedures established by the Trust Administrator, in its sole and absolute discretion. If no such election is made, the Director shall receive payment of his Accounts solely in accordance with Section 7.

                                    SECTION 9

                               General Provisions

         9.1 In the event that the Company shall decide to establish an advance accrual reserve on its books against the future expense of payments from any Deferred Compensation Accounts, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Company, subject to claims of the Company's creditors.

         9.2 A person entitled to any amount under this Plan shall be a general unsecured creditor of the Company with respect to such amount. Furthermore, a person entitled to a payment or distribution with respect to a Deferred Compensation Account shall have a claim upon the Company only to the extent of the balance in his Deferred Compensation Accounts.

         9.3 All commissions, fees, and expenses that may be incurred in operating the Plan will be paid by the Company.

         9.4 The Company will pay its prorated share of all commissions, fees, and expenses that may be incurred in operating any trust(s) established under the Plan (including the Deferred Stock Trust and the Deferred Cash Trust).

         9.5 Notwithstanding any other provision of this Plan: (i) elections under this Plan may only be made by Directors while they are directors of the Company; (with the exception of the designation of beneficiaries) and (ii) distributions otherwise payable to a Director in the form of Common Stock shall be delayed and/or instead paid in cash in an amount equal to the fair market value thereof if such payment in Common Stock would violate any federal or State securities laws (including Section 16(b) of the Securities Exchange Act of 1934, as amended) and/or rules and regulations promulgated thereunder.

         9.6 Directors, their legal representatives and their beneficiaries shall have no right to anticipate, alienate, sell, assign, transfer, pledge or encumber their interests in the Plan, nor shall such interests be subject to attachment, garnishment, levy or execution by or on behalf of creditors of the Directors or of their beneficiaries.

                                   SECTION 10

                                 Administration

         Subject to the express provisions of the Plan, the Committee shall have the exclusive right to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.

         The Committee may delegate to such officers, employees, or departments of the Company or Southern, such authority, duties, and responsibilities of the Committee as it, in its sole discretion, considers necessary or appropriate for the proper and efficient operation of the Plan, including, without limitation,
(i) interpretation of the Plan, (ii) approval and payment of claims, and (iii) establishment of procedures for administration of the Plan.

                                   SECTION 11

                    Amendment, Termination and Effective Date

         11.1     Amendment of the Plan

         Except for the provisions of Section 8, which may not be amended following a Southern Change in Control or Company Change in Control, and subject to the provisions of Section 11.3, the Plan may be wholly or partially amended or otherwise modified at any time by written action of the Board of Directors.

         11.2     Termination of the Plan

         Subject to the provisions of Section 11.3 herein, the Plan may be terminated at any time by written action of the Board of Directors.

         11.3     No Impairment of Benefits

         Notwithstanding the provisions of Sections 11.1 and 11.2, herein no amendment to or termination of the Plan shall impair any rights to benefits that have accrued hereunder.

         11.4     Governing Law

         This Plan shall be construed in accordance with and governed by the laws of the State of Georgia.

         IN WITNESS WHEREOF, the Plan, as amended and restated effective February 21, 2001, has been executed pursuant to resolutions of the Board of Directors of Georgia Power Company, this ____ day of _______________, 2001.

                                         GEORGIA POWER COMPANY



                                         By: ________________________________

Attest:


By: ___________________________